November 19, 2009 meeting

At the meeting, each of the nominees for Trustees was elected, as follows*:






Votes for
Votes
withheld


Ravi
Akhoury


2,527,113,902
2,052,455


Jameson A.
Baxter

2,527,135,571
2,030,786


Charles B.
Curtis

2,527,137,300
2,029,057


Robert J.
Darretta

2,527,164,608
2,001,749


Myra R.
Drucker

2,527,111,513
2,054,844


John A. Hill
2,527,153,836
2,012,521


Paul L. Joskow
2,527,163,174
2,003,182


Elizabeth T.
Kennan

2,527,100,729
2,065,628


Kenneth R.
Leibler

2,527,164,364
2,001,993


Robert E
Patterson

2,527,173,350
1,993,007


George
Putnam, III

2,527,168,318
1,998,039


Robert L.
Reynolds

2,527,162,581
2,003,776


W. Thomas
Stephens

2,527,174,525
1,991,832


Richard B.
Worley

2,527,135,097
2,031,259




* Because all funds of Putnam Funds Trust vote as a single class with respect to election of Trustees, the tabulations reflect preliminary results pending fund tabulation of voting results ( including for those funds of Putnam Funds Trust whose meeting was adjourned, the results of voting at any adjourned session of the meeting).